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                                                                     EXHIBIT 3.1

                                                      FOR OFFICE USE ONLY    002

                           MAIL TO: SECRETARY OF STATE
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200
                                DENVER, CO 80202
                                 (303) 894-2251
MUST BE TYPED                 FAX  (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
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                             ARTICLES OF AMENDMENT
PLEASE INCLUDE A TYPED              TO THE
SELF-ADDRESSED ENVELOPE    ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is  ELDORADO ARTESIAN SPRINGS, INC.
                                      --------------------------------

SECOND: The following amendment to the Articles of Incorporation was adopted on March 23, 1998, as prescribed by the Colorado Business Corporation Act, in the
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manner marked with an X below:

_____ No shares have been issued or Directors Elected - Action by Incorporators

_____ No shares have been issued but Directors Elected - Action by Directors

_____ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

__X__ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

     ARTICLE XIV is hereby added to the Articles of Incorporation, as follows:

                                  ARTICLE XIV
                                  Stock Split

     Each twelve shares of the Corporation's Common Stock issued at the time these Articles of Amendment to Articles of Incorporation are filed and accepted by the Colorado Secretary of State shall be and hereby are automatically changed and reclassified without further action into one share of the Corporation's Common Stock, provided that no fractional shares shall be issued to any shareholder pursuant to such change and reclassification. The Corporation shall issue to each shareholder who would otherwise be entitled to a fractional share as a result of such change and reclassification a whole share in lieu of a fractional share.


THIRD: If changing corporate name, the new name of the corporation is Not applicable
--------------

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

     Set forth in the amendment.

If these amendments are to have a delayed effective date, please list that date:______________________________
 (Not to exceed ninety (90) days from the date of filing)

                                      ELDORADO ARTESIAN SPRINGS, INC.
                                      -------------------------------


                                      Signature /s/ Douglas A. Larson
                                                ---------------------
                                       Title    President
                                                ---------------------